Exhibit 99.1
FOR IMMEDIATE RELEASE

Orion Office REIT Inc.® Announces Fourth Quarter 2021 Operating Results

Phoenix, AZ, March 24, 2022 -- Orion Office REIT Inc. (NYSE: ONL) (“Orion” or the “Company”), a fully-integrated real estate investment trust focused on the ownership, acquisition and management of single-tenant net lease mission-critical suburban office properties located across the U.S., announced today its operating results for the fourth quarter ended December 31, 2021. Financial results for the periods prior to November 1 only include Orion’s assets previously owned by Realty Income Corporation (“Realty Income”), and financial results for the period from November 1 to December 31 include Orion’s entire portfolio of 92 properties which were previously owned by Realty Income and VEREIT, Inc. (“VEREIT”).

“We are excited by the progress we have made to position Orion for future success. Since the spin, we have executed lease extensions with high quality tenants at some of our largest properties, increasing the Company’s weighted average lease term to 4.1 years as of December 31, 2021 in the process. We have actively grown the portfolio in our targeted markets through our joint venture with Arch Street Capital Advisors and have agreed to sell and are continuing to negotiate the sale of certain non-core properties, as we look to optimize the portfolio,” stated Paul McDowell, Orion’s Chief Executive Officer and President.

“Additionally, we refinanced the short-term bridge loan we entered into at the time of the spin-off from Realty Income with five-year fixed rate mortgage debt, and have put in place a strong balance sheet with ample liquidity to help fuel our growth. Driven by de-urbanization and the continued push of corporate campuses out to suburban markets, we remain confident in our strategy to build the only pure-play net lease REIT dedicated to suburban office as America returns to the workplace in the coming years.”

Fourth Quarter 2021 Financial and Operating Highlights
•Completed spin-off from Realty Income
•Net loss attributable to common stockholders of $(54.9) million, or $(0.97) per share
•Core FFO of $26.8 million, or $0.47 per share
•Signed 11-year extension with Merrill Lynch at the property in Hopewell, NJ
•Acquired through the Arch Street Joint Venture a 127,000 square foot office building in St. Louis, MO leased to Spire Energy as its corporate headquarters

Subsequent to Quarter-End Highlights
•Refinanced short-term bridge loan with $355.0 million, 5-year, 4.971% fixed rate CMBS loan
•Signed lease extensions and expansions with key tenants at properties in Plano, TX; The Woodlands, TX; and Augusta, GA

Fourth Quarter 2021 Financial Results

Revenues
Revenues for the fourth quarter 2021 were $40.8 million. Pro forma revenues for the two-month period November 1, 2021 through December 31, 2021 were $36.5 million.

Net Loss and Net Loss Per Share
Net loss attributable to common stockholders for the fourth quarter 2021 was $(54.9) million, or $(0.97) per share. On a pro forma basis for the two-month period from November 1, 2021 through December 31, 2021, net loss attributable to common stockholders was $(1.4) million, or $(0.02) per share.

EBITDA, EBITDAre and Adjusted EBITDA

For the fourth quarter of 2021, EBITDA was a loss of $(25.0) million, EBITDAre was $24.9 million, and Adjusted EBITDA was $30.0 million. On a pro forma basis for the two-month period from November 1, 2021 through December 31, 2021, EBITDA and EBITDAre were each $26.5 million, and Adjusted EBITDA was $26.3 million.

Funds from Operations (“FFO”) and FFO per Share
FFO for the fourth quarter 2021 was $21.4 million, or $0.38 per share. On a pro forma basis for the two-month period from November 1, 2021 through December 31, 2021, FFO was $23.1 million, or $0.41 per share.

Core FFO and Core FFO per Share
Core FFO for the fourth quarter 2021 was $26.8 million, or $0.47 per share. On a pro forma basis for the two-month period from November 1, 2021 through December 31, 2021, Core FFO was $23.1 million, or $0.41 per share.

Funds Available for Distribution (“FAD”) and FAD per Share
FAD for the fourth quarter 2021 was $17.1 million, or $0.30 per share. On a pro forma basis for the two-month period from November 1, 2021 through December 31, 2021, FAD was $13.3 million, or $0.24 per share.

Real Estate Portfolio
As of December 31, 2021, the Company had a real estate portfolio comprised of 92 properties, and a 20% ownership interest in a joint venture comprising six properties. The Company’s portfolio occupancy rate was 91.9%, approximately 67.7% of the Company’s annualized base rent as of December 31, 2021 was from tenants with an investment grade credit rating, and the weighted average remaining lease term was 4.1 years.

Leasing Activity
In November 2021, Orion signed a 11-year lease extension with Merrill Lynch, Pierce, Fenner & Smith Incorporated at three Class A office buildings located near Princeton, NJ, in Hopewell. The properties comprise approximately 482,000 rentable square feet and represent Orion’s largest investment measured by annualized base rent. The early renewal extends the lease with Merrill Lynch for 11 years beyond the initial term until 2035, and the lease extension increases the Company’s weighted average lease term from 3.4 years prior to the spin-off to 4.1 years as of December 31, 2021. The extension is on market terms for renewals of this magnitude and duration, and includes customary tenant concessions. The extension also includes a tenant contraction option with respect to one of the three buildings at the end of years six and eight of the extension term, subject to payment of a fee and the satisfaction of certain other conditions.

On January 1, 2022, the leases with tenants at Orion’s Northbrook, IL and Berkeley, MO properties expired, and those properties are currently vacant. Orion now has 10 vacant assets.

Orion believes that lease maturities and vacant assets may represent a value creation opportunity in the coming years for the Company. Orion will employ active asset management strategies and leverage its tenant and broker relationships to attract and retain high-quality creditworthy tenants, drive re-leasing and renewal activity and maximize tenant retention rates.

Subsequent to year end, at one of the Company’s properties in The Woodlands, TX, Orion executed a new lease expansion for approximately 41,000 square feet of vacant space with an existing tenant, which now leases 92% of the building on an 11-year lease term. Additionally, at the Company’s property in Plano, TX, Orion and an existing tenant executed a 2-year extension covering approximately 54,000 square feet, and at Orion’s property in Augusta, GA, the existing tenant executed a 5-year extension of the entire approximately 78,000 square feet.

Acquisitions and Dispositions
Orion and Arch Street Capital Advisors have entered into a joint venture focused on the acquisition of long-term net leased, single-tenant office properties (the “Joint Venture”). Orion’s 20% interest in the Joint Venture was assumed from Realty Income as part of the Company’s spin-off. Through February 28, 2022, the Joint Venture has acquired six assets for approximately $227.0 million.

On December 29, 2021, the Joint Venture acquired an approximately 127,000 square foot office property in St. Louis, MO leased to an investment grade tenant with a 13-year remaining lease term, for $30.5 million.

Orion is actively reviewing a number of potential property acquisitions for both its balance sheet and the Joint Venture.

Orion has also made solid progress on selling non-core assets and is in various stages of negotiation and agreement to sell three properties for approximately $21.4 million.

Balance Sheet
As of December 31, 2021, the Company has total debt of $647.3 million, comprised of $175.0 million under the bank term loan, $90.0 million under the Company’s $425.0 million-capacity revolving credit facility, $355.0 million under the short-term bridge loan, and $27.3 million which represents Orion’s pro rata share of indebtedness of the Joint Venture.

Subsequent to year end, Orion refinanced its short-term bridge loan with a $355.0 million five-year, 4.971% fixed-rate CMBS loan that is collateralized by 19 properties. As part of closing the CMBS loan, the company deposited $35.5 million of required lender reserves primarily for future rent concessions and tenant improvements with cash on hand and borrowings on the revolving credit facility.

As of March 15, 2022, Orion had $346.4 million of liquidity, comprised of $12.4 million cash on hand and $334.0 million undrawn availability on the Company’s revolving credit facility.

Dividend
On March 22, 2022, Orion’s Board of Directors declared a quarterly cash dividend of $0.10 per share for the first quarter of 2022, payable on April 15, 2022, to stockholders of record as of March 31, 2022. The dividend was sized to permit future growth while preserving meaningful free cash flow for reinvestment into the current portfolio and for accretive investments.

2022 Outlook
Based on current economic conditions and the Company’s financial condition, Orion is providing the following guidance for fiscal year 2022:

	Low		High
Core FFO per share	$1.66	-	$1.74
General and Administrative Expenses	$17 million	-	$18 million
Net Debt to Adjusted EBITDA	4.7x	-	5.5x

Webcast and Conference Call Information
Orion will host a webcast and conference call to review its financial results at 5:00 p.m. ET on Thursday, March 24th, 2022. The call will be led by Paul McDowell, Chief Executive Officer and President, and Gavin Brandon, Chief Financial Officer, Executive Vice President and Treasurer. To participate, the webcast may be accessed live by visiting the “Investors” section of Orion’s website at https://www.onlreit.com/investors.
To join the conference call, callers from the United States and Canada should dial 1-877-407-3982, and international callers should dial 1-201-493-6780, ten minutes prior to the scheduled call time.

Replay Information
A replay of the call may be accessed via the web by visiting the “Investors” section of Orion’s website at
https://www.onlreit.com/investors. The conference call replay will be available after 8:00 p.m. ET on Thursday, March 24th, 2022 through 11:59 a.m. ET on Thursday, April 7th, 2022. To access the replay, callers may dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and use passcode, 13726911.

Non-GAAP Financial Measures
To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release and the accompanying quarterly supplemental information as of and for the period ended December 31, 2021 contain certain financial measures that are not prepared in accordance with GAAP, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Funds Available for Distribution (“FAD”), Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”), Adjusted EBITDA, and Pro Forma Results of Operations for the two-month period November 1, 2021 through December 31, 2021. Please see the attachments to this press release for how Orion defines these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.

About Orion Office REIT Inc.
Orion Office REIT Inc. (NYSE: ONL) is an internally-managed real estate investment trust engaged in the ownership, acquisition and management of a diversified portfolio of mission-critical and headquarters office buildings located in high-

quality suburban markets across the U.S. and leased primarily on a single-tenant net lease basis to creditworthy tenants. The company was founded on July 1, 2021, spun-off from Realty Income (NYSE: O) on November 12, 2021 and began trading on the New York Stock Exchange on November 15, 2021. The company is headquartered in Phoenix, Arizona and has an office in New York, New York. For additional information on the company and its properties, please visit onlreit.com.

Investor Relations:
Email: investors@onlreit.com
Phone: 602-675-0338

About the Data

This data and other information described herein are as of and for the three months ended December 31, 2021, unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with the financial statements and the Management's Discussion and Analysis of Financial Condition and Results of Operations sections contained in Orion Office REIT Inc.'s (the "Company," "Orion," "us," "our" and "we") Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

In compliance with the applicable GAAP requirements, results for the three months ended December 31, 2021 include the results of operations of only the Company’s office properties formerly owned by Realty Income for the period from October 1 to October 31, and all of the Company’s properties for the period from November 1 to December 31. Because the Company’s results do not include all of the Company’s operating properties for the entirety of the three months ended December 31, 2021, we have included in this presentation, on a supplemental basis, certain results of operations of the entire portfolio for the two-month period from November 1, 2021 to December 31, 2021. In addition, we also include in this presentation, non-GAAP pro forma financial information for the two-month period from November 1, 2021 to December 31, 2021, which adjusts the results of operations from that period for certain non-recurring items, such as impairment charges, acquisition fees related to our unconsolidated joint venture, transaction costs related to our spin-off from Realty Income and lease termination income. We believe presentation of the Company’s pro forma results of operations is helpful supplemental information because they exclude the effects of certain infrequent or non-recurring items which can create significant earnings volatility, but which do not directly relate to our core recurring business operations. As a result, we believe the pro forma results can help facilitate comparison of operating performance between periods. Other REITs may not report pro forma results or define pro forma results in the same manner as us; therefore our computation of pro forma results may not be comparable to other REITs.

Definitions
Annualized Base Rent is the monthly aggregate cash amount charged to tenants under our leases (including monthly base rent receivables and certain contractually obligated reimbursements by our tenants), as of the final date of the applicable period, multiplied by 12, including the Company's pro rata share of such amounts related to the Unconsolidated Joint Venture.

Cash Cap Rate for real estate properties equals the estimated future 12-month Cash NOI, excluding any rent concessions or abatements, at the time of the acquisition or disposition divided by the purchase or sale price. For any properties acquired or disposed of as a portfolio, the amount presented represents the portfolio cash cap rate. For certain properties, the Cash Cap Rate may be equal to future 12-month contractual rental revenue, excluding any rent concessions or abatements, divided by the purchase price or sale price, as the majority of the Company's properties are subject to Net Leases.

CPI refers to a lease in which base rent is adjusted based on changes in a consumer price index.
Double Net Lease ("NN") is a lease under which the tenant agrees to pay all operating expenses associated with the property (e.g., real estate taxes, insurance, maintenance), but excludes some or all major repairs (e.g., roof, structure, parking lot, in each case, as further defined in the applicable lease).

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre") and Adjusted EBITDA
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("Nareit"), an industry trade group, has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate. Nareit defines EBITDAre as net income or loss computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate, gains or losses from disposition of property and our pro rata share of EBITDAre adjustments related to the Unconsolidated Joint Venture. We calculated EBITDAre in accordance with Nareit's definition described above.

In addition to EBITDAre, we use Adjusted EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Adjusted EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non-routine items such as acquisition-related expenses and transaction costs. We also exclude certain non-cash items such as impairments of intangible and right of use assets, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, amortization of intangibles, above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities and our pro rata share of Adjusted EBITDA adjustments related to the Unconsolidated Joint Venture. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDAre and Adjusted EBITDA should not be considered as an alternative to net income, as computed in accordance with GAAP. The Company uses Adjusted EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. EBITDAre and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Occupancy Rate equals the sum of Leased Square Feet divided by Rentable Square Feet and includes the Company's pro rata share of such amounts related to the Unconsolidated Joint Venture, in each case, as of an applicable date.

Enterprise Value equals the sum of the Implied Equity Market Capitalization and Net Debt, in each case, as of an applicable date.
Fixed Charge Coverage Ratio is (a) the sum of (i) Interest Expense, excluding non-cash amortization and (ii) secured debt principal amortization on Adjusted Principal Outstanding, divided by (b) Adjusted EBITDA. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.
Fixed Dollar or Percent Increase refers to a lease that requires contractual rent increases during the initial term of the lease agreement. A Fixed Dollar or Percent Increase lease may include a period of free rent at the beginning or end of the lease.
Flat refers to a lease that requires equal rent payments, with no contractual increases, throughout the initial term of the lease agreement. A Flat Lease may include a period of free rent at the beginning or end of the lease.
Funds Available for Distribution ("FAD")
Funds available for distribution, as defined by the Company, represents Core FFO, as defined below, modified to exclude capital expenditures, as well as certain non-cash items such as amortization of deferred financing costs, amortization of above market leases and deferred lease incentives, net of amortization of below market lease liabilities, straight-line rental revenue, equity-based compensation, equity in income or losses of the Unconsolidated Joint Venture and our pro rata share of FAD adjustments related to the Unconsolidated Joint Venture. Management believes that adjusting these items from Core FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management and provides useful information regarding the Company's ability to fund its dividend.
However, not all REITs calculate FAD and those that do may not calculate FAD the same way, so comparisons with other REITs may not be meaningful. FAD should not be considered as an alternative to net income (loss) or cash flow provided by operating activities as determined under GAAP.
Nareit Funds from Operations ("Nareit FFO" or "FFO") and Core Funds from Operations ("Core FFO")
Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under GAAP.
Nareit defines FFO as net income or loss computed in accordance with GAAP adjusted for gains or losses from disposition of real estate assets, depreciation and amortization of real estate assets, impairment write-downs on real estate, and our pro rata share of FFO adjustments related to the Unconsolidated Joint Venture. We calculate FFO in accordance with Nareit's definition described above.
In addition to FFO, we use Core FFO as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. Core FFO, as defined by the Company, excludes from FFO non-recurring or infrequent items such as acquisition-related expenses, transaction costs and gains or losses on extinguishment of swaps and/or debt. Core FFO allows for a comparison of the performance of our operations with other publicly-traded REITs, as Core FFO, or an equivalent measure, is routinely reported by publicly-traded REITs, and we believe often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and Core FFO, in addition to net income (loss), as defined by GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and Core FFO the same way, so comparisons with other REITs may not be meaningful. FFO and Core FFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate Core FFO and its use as a non-GAAP financial performance measure.
GAAP is an abbreviation for generally accepted accounting principles in the United States.
Gross Lease is a lease under which the landlord is responsible for all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs).
Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties and the Company's pro rata share of such amounts related to properties owned by the Unconsolidated Joint Venture, net of gross intangible lease liabilities. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Implied Equity Market Capitalization equals shares of common stock outstanding as of an applicable date, multiplied by the closing sale price of the Company's stock as reported on the New York Stock Exchange on such date.
Industry is derived from the Global Industry Classification Standard ("GICS") Methodology that was developed by Morgan Stanley Capital International ("MSCI") in collaboration with S&P Dow Jones Indices to establish a global, accurate, complete and widely accepted approach to defining industries and classifying securities by industry.
Interest Coverage Ratio equals Adjusted EBITDA divided by Interest Expense, excluding non-cash amortization. Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations.
Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt and the Company's pro rata share of the Unconsolidated Joint Venture's interest expense incurred on its outstanding principal balance. This measure excludes the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.
Investment-Grade Tenants are those with a Standard & Poor’s credit rating of BBB- or higher or a Moody’s credit rating of Baa3 or higher. The ratings may reflect those assigned by Standard & Poor’s or Moody’s to the lease guarantor or the parent company, as applicable.
Leased Square Feet is Rentable Square Feet leased and includes such amounts related to the Unconsolidated Joint Venture.
Modified Gross Lease is a lease under which the landlord is responsible for most expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs), but passes through some operating expenses to the tenant.
Net Debt, Principal Outstanding and Adjusted Principal Outstanding
Principal Outstanding is a non-GAAP measure that represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Principal Outstanding includes the Company's pro rata share of the Unconsolidated Joint Venture's outstanding principal debt balance. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.

Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents and the Company's pro rata share of the Unconsolidated Joint Venture's cash and cash equivalents. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments.
Net Operating Income ("NOI") and Cash NOI
NOI is a non-GAAP performance measure used to evaluate the operating performance of a real estate company. NOI represents total revenues less property operating expenses and excludes fee revenue earned for services to the Unconsolidated Joint Venture, impairment, depreciation and amortization, general and administrative expenses, acquisition-related expenses and transaction costs. Cash NOI excludes the impact of certain GAAP adjustments included in rental revenue, such as straight-line rent adjustments and amortization of above-market intangible lease assets and below-market lease intangible liabilities. Cash NOI includes the pro rata share of such amounts from properties owned by the Unconsolidated Joint Venture. It is management's view that NOI and Cash NOI provide investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. NOI and Cash NOI should not be considered as an alternative to operating income in accordance with GAAP. Further, NOI and Cash NOI may not be comparable to similarly titled measures of other companies.
Operating Properties refers to all properties owned and consolidated by the Company as of the applicable date.
Property Operating Expense includes reimbursable and non-reimbursable costs to operate a property, including real estate taxes, utilities, insurance, repairs, maintenance, legal, property management fees, etc.
Rentable Square Feet is leasable square feet of Operating Properties and the Company's pro rata share of leasable square feet of properties owned by the Unconsolidated Joint Venture.
Triple Net Lease ("NNN") is a lease under which the tenant agrees to pay all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs in accordance with the lease terms).
Unconsolidated Joint Venture includes the Company's investment in the Arch Street unconsolidated joint venture formed to acquire and own real estate properties.
Unencumbered Asset Ratio equals unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.
Weighted Average Remaining Lease Term is the number of years remaining on each respective lease as of the applicable date, weighted based on Annualized Base Rent and includes the years remaining on each of the respective leases of the Unconsolidated Joint Venture, weighted based on the Company's pro rata share of Annualized Base Rent related to the Unconsolidated Joint Venture.

Forward-Looking Statements
Information set forth in this press release contains “forward-looking statements” which reflect the Company's expectations and projections regarding future events and plans, the Company's future financial condition, results of operations, liquidity and business, including leasing and occupancy, acquisitions, dispositions, rent receipts, the payment of future dividends, the Company’s future growth and the impact of the coronavirus (COVID-19) on the Company's business. Generally, the words "anticipates," "assumes," "believes," "continues," "could," "estimates," "expects," "goals," "intends," "may," "plans," "projects," "seeks," "should," "targets," "will," “guidance,” variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are based on information currently available to the Company and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which may be difficult to predict and beyond the Company's control, that could cause actual events and plans or could cause the Company's business, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements. Further, information regarding historical rent collections should not serve as an indication of future rent collections.
The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements:
•the risk of rising interest rates, including that our borrowing costs may increase and we may be unable to refinance our debt obligations on favorable terms or at all;
•the risk of inflation, including that our operating costs, such as insurance premiums, utilities, real estate taxes and capital expenditures and repair and maintenance costs, may rise;
•conditions associated with the global market, including an oversupply of office space, client credit risk and general economic conditions;
•the extent to which the ongoing COVID-19 pandemic or any future pandemic or outbreak of a highly infectious or contagious disease or fear of such pandemics or outbreaks impacts our business, operating results, financial condition and prospects, which is highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the COVID-19 pandemic and its impact on the U.S. economy and potential changes in client behavior that could adversely affect the use of and demand for office space;
•our ability to acquire new properties and sell non-core assets on favorable terms and in a timely manner, or at all; our ability to comply with the terms of our credit agreements or to meet the debt obligations on certain of our properties;
•our ability to access the capital markets to raise additional equity or refinance maturing debt on favorable terms or at all;
•changes in the real estate industry and in performance of the financial markets and interest rates and our ability to effectively hedge against interest rate changes;
•the risk of client defaults on their lease obligations, which are heightened due to our focus on single tenant properties;
•our ability to renew leases with existing clients or re-let space to new clients on favorable terms or at all;
•the cost of rent concessions, client improvement allowances and leasing commissions; the potential for termination of existing leases pursuant to client termination rights;
•the amount, growth and relative inelasticity of our expenses; risks associated with the ownership and development of real property;
•risks associated with our joint venture with an affiliate of Arch Street Capital Partners and any potential future equity investments;
•the ability to satisfy conditions necessary to close pending transactions and the ability to successfully integrate pending transactions; risks associated with acquisitions, including the integration of the office portfolios of Realty Income and VEREIT into Orion;
•Realty Income’s inability or failure to perform under the various transaction agreements effecting the Separation and the Distribution;
•risks associated with the fact that we have a limited operating history and our future performance is difficult to predict;
•our properties may be subject to impairment charges;
•risks resulting from losses in excess or insured limits or uninsured losses; and
•risks associated with the potential volatility of our common stock.
Additional factors that may affect future results are contained in the Company's filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

ORION OFFICE REIT INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data) (Unaudited)

December 31, 2021
Assets
Real estate investments, at cost:
Land	$250,194
Buildings, fixtures and improvements	1,231,551
Total real estate investments, at cost	1,481,745
Less: accumulated depreciation and amortization	128,109
Total real estate investments, net	1,353,636
Accounts receivable, net	17,916
Intangible lease assets, net	298,107
Cash and cash equivalents	29,318
Other assets, net	60,501
Total assets	$1,759,478

Liabilities and Equity
Bridge facility, net	$354,357
Credit facility term loan, net	172,490
Credit facility revolver	90,000
Mortgages payable, net	—
Accounts payable and accrued expenses	17,379
Below-market lease liabilities, net	20,609
Distributions payable	—
Other liabilities, net	16,355
Total liabilities	671,190

Net parent investment	—
Common stock	57
Additional paid-in capital	1,145,278
Accumulated other comprehensive income (loss)	299
Accumulated deficit	(58,715)
Total stockholders' equity	1,086,919
Non-controlling interests	1,369
Total equity	1,088,288
Total liabilities and equity	$1,759,478

ORION OFFICE REIT INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Quarter Ended December 31, 2021 (1)	November 1, 2021 to December 31, 2021 (2)	Pro Forma Adjustments (3)	November 1, 2021 to December 31, 2021 (Pro Forma) (4)
Revenues:
Rental	$40,530	$36,648	$(270)	$36,378
Fee income from unconsolidated joint venture	271	271	(183)	88
Total revenues	40,801	36,919	(453)	36,466
Operating expenses:
Transaction costs	5,112	5,112	(5,112)	—
Property operating	8,801	8,367	—	8,367
General and administrative	2,167	1,999	—	1,999
Depreciation and amortization	26,067	24,083	—	24,083
Impairments	49,859	49,859	(49,859)	—
Total operating expenses	92,006	89,420	(54,971)	34,449
Other (expense) income:
Interest expense	(3,187)	(3,187)	—	(3,187)
(Loss) gain on extinguishment and forgiveness of debt, net	(283)	—	—	—
Other income, net	—	—	—	—
Equity in income of unconsolidated joint venture	(56)	(56)	—	(56)
Total other (expenses) income, net	(3,526)	(3,243)	—	(3,243)
(Loss) income before taxes	(54,731)	(55,744)	54,518	(1,226)
Provision for income taxes	(157)	(157)	—	(157)
Net (loss) income	(54,888)	(55,901)	54,518	(1,383)
Net (income) loss attributable to non-controlling interest	(17)	(17)	—	(17)
Net (loss) income attributable to common stockholders	$(54,905)	$(55,918)	$54,518	$(1,400)

Weighted-average shares outstanding - basic and diluted	56,626	56,626	56,626	56,626
Basic and diluted net (loss) income per share attributable to common stockholders	$(0.97)	$(0.99)	$0.96	$(0.02)
_______________________________________________
(1)Represents results of operations in accordance with GAAP and includes only the Company's office properties formerly owned by Realty Income for the period from October 1 to October 31 and all of the Company's properties for the period from November 1 to December 31.
(2)Represents results of operations for all of the Company's properties for the period from November 1 to December 31, on a non-GAAP basis, excluding results of the Company's office properties formerly owned by Realty Income for the period from October 1 to October 31.
(3)Adjustments include lease termination income ($270K), acquisition fees related to the Arch Street Unconsolidated Joint Venture ($183K), transaction costs related to the spin-off from Realty Income ($5.1M) and impairments ($49.9M).
(4)Represents results of operations for all of the Company’s properties for the period from November 1 to December 31, on a non-GAAP basis, excluding results of the Company’s office properties formerly owned by Realty Income for the period from October 1 to October 31, and as adjusted for certain non-recurring items, such as impairment charges, joint venture acquisition fee, transaction costs related to the Company’s spin-off transaction from Realty Income and lease termination income. We believe presentation of the Company’s pro forma results of operations is helpful supplemental information because it includes results for all of the Company’s properties for the full period presented and excludes the effects of certain infrequent or non-recurring items which can create significant earnings volatility, but which do not directly relate to the Company’s core recurring business operations. As a result, we believe that the Company’s pro forma results can help facilitate comparisons of operating performance between periods. Other REITs may not report pro forma results or define pro forma results in the same manner as us; therefore our computation of pro forma results may not be comparable to other REITs.

ORION OFFICE REIT INC.
EBITDA, EBITDAre AND ADJUSTED EBITDA
(In thousands) (Unaudited)

	Quarter Ended December 31, 2021	November 1, 2021 to December 31, 2021	Pro Forma Adjustments (1)	November 1, 2021 to December 31, 2021 (Pro Forma)
Net (loss) income	$(54,905)	$(55,918)	$54,518	$(1,400)
Adjustments:
Interest expense	3,187	3,187	—	3,187
Depreciation and amortization	26,067	24,083	—	24,083
Provision for income taxes	157	157	—	157
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	501	501	—	501
EBITDA	$(24,993)	$(27,990)	$54,518	$26,528
Impairment of real estate	49,859	49,859	(49,859)	—
EBITDAre	$24,866	$21,869	$4,659	$26,528
Transaction costs	5,112	5,112	(5,112)	—
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	(295)	(213)	—	(213)
(Gain) loss on extinguishment and forgiveness of debt, net	283	—	—	—
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	(1)	(1)	—	(1)
Adjusted EBITDA	$29,965	$26,767	$(453)	$26,314
_______________________________________________
(1)Adjustments include lease termination income ($270k), acquisition fees related to the Arch Street Unconsolidated Joint Venture ($183k), transaction costs related to the spin-off from Realty Income ($5.1M) and impairments ($49.9M).

ORION OFFICE REIT INC.
FFO, CORE FFO and FAD
(In thousands, except for share and per share data) (Unaudited)

	Quarter Ended December 31, 2021	November 1, 2021 to December 31, 2021	Pro Forma Adjustments (1)	November 1, 2021 to December 31, 2021 (Pro Forma)
Net (loss) income	$(54,905)	$(55,918)	$54,518	$(1,400)
Depreciation and amortization of real estate assets	26,060	24,076	—	24,076
Impairment of real estate	49,859	49,859	(49,859)	—
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	397	397	—	397
FFO attributable to common stockholders	$21,411	$18,414	$4,659	$23,073
Adjustments:
Transaction costs	5,112	5,112	(5,112)	—
Loss on extinguishment of debt, net	283	—	—	—
Core funds from operations attributable to common stockholders	$26,806	$23,526	$(453)	$23,073
Adjustments:
Amortization of deferred financing costs	729	729	—	729
Amortization of above and below market leases and deferred lease incentives, net of amortization of below-market lease liabilities	(295)	(213)	—	(213)
Straight-line rental revenue	(575)	(638)	—	(638)
Equity-Based Compensation	180	180	—	180
Equity in income of Unconsolidated Joint Venture	56	56	—	56
Capital expenditures	(9,933)	(9,933)	—	(9,933)
Other adjustments, net	96	95	—	95
Proportionate share of Unconsolidated Joint Venture adjustments for the items above, as applicable	(3)	(3)	—	(3)
Funds available for distribution	$17,061	$13,799	$(453)	$13,346

Weighted-average shares outstanding - basic and diluted	56,626	56,626	56,626	56,626

FFO attributable to common stockholders per share	$0.38	$0.33	$0.08	$0.41
Core FFO attributable to common stockholders per share	$0.47	$0.42	$(0.01)	$0.41
FAD per share	$0.30	$0.24	$(0.01)	$0.24
_______________________________________________
(1)Adjustments include lease termination income ($270k), acquisition fees related to the Arch Street Unconsolidated Joint Venture ($183k), transaction costs related to the spin-off from Realty Income ($5.1M) and impairments ($49.9M).
(2)Refer to the Statement of Operations for basic and diluted net income (loss) per share attributable to common stockholders.

ORION OFFICE REIT INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

Three Months Ended
December 31, 2021
Interest expense - as reported	$3,187
Adjustments:
Amortization of deferred financing costs and other non-cash charges	(729)
Proportionate share of Unconsolidated Joint Venture Interest Expense, excluding non-cash amortization	64
Interest Expense, excluding non-cash amortization	$2,522

Interest Coverage Ratio	November 1, 2021 to December 31, 2021	Pro Forma Adjustments (1)	November 1, 2021 to December 31, 2021 (Pro Forma)
Interest Expense, excluding non-cash amortization (2)	$2,522	$—	$2,522
Adjusted EBITDA (3)	26,767	(453)	26,314
Interest Coverage Ratio	10.61x		10.43x

Fixed Charge Coverage Ratio
Interest Expense, excluding non-cash amortization (2)	$2,522	$—	$2,522
Total fixed charges	2,522	—	2,522
Adjusted EBITDA (3)	26,767	(453)	26,314
Fixed Charge Coverage Ratio	10.61x		10.43x
_______________________________________________
(1)Adjustments include lease termination income ($270k), acquisition fees related to the Arch Street Unconsolidated Joint Venture ($183k), transaction costs related to the spin-off from Realty Income ($5.1M) and impairments ($49.9M).
(2)Refer to the Statement of Operations for interest expense calculated in accordance with GAAP and to the table above for the required reconciliation to the most directly comparable GAAP financial measure.
(3)Refer to the Statements of Operations for net income calculated in accordance with GAAP and to the EBITDAre and Adjusted EBITDA tables above for the required reconciliation to the most directly comparable GAAP financial measure.

Net Debt	December 31, 2021
CMBS bridge facility, net	$354,357
Credit facility term loan, net	172,490
Credit facility revolver	90,000
Total debt - as reported	616,847
Deferred financing costs, net	3,153
Principal Outstanding	620,000
Proportionate share of Unconsolidated Joint Venture Principal Outstanding	27,332
Adjusted Principal Outstanding	$647,332
Cash and cash equivalents	(29,318)
Proportionate share of Unconsolidated Joint Venture cash and cash equivalents	(590)
Net Debt	$617,424

December 31, 2021
Gross Real Estate Investments	$1,481,745
Adjustments:
Intangible lease assets, net	370,049
Gross intangible lease liabilities	(35,068)
Proportionate share of Unconsolidated Joint Venture Gross Real Estate Investments	45,401
Gross Real Estate Investments	$1,862,127

December 31, 2021
Net Debt Ratios
Net Debt (1)	$617,424
Gross Real Estate Investments (1)	1,862,127
Net Debt Leverage Ratio	33.2%

Unencumbered Assets/Real Estate Assets (2)
Unencumbered Gross Real Estate Investments (1)	$1,816,726
Gross Real Estate Investments (1)	1,862,127
Unencumbered Asset Ratio	97.6%
_______________________________________________
(1)Refer to the Balance Sheet for total debt and real estate investments, at cost calculated in accordance with GAAP and to the table above for the required reconciliation to the most directly comparable GAAP financial measure.
(2)On February 10, 2022, the CMBS bridge facility was repaid in full and replaced by a $355 million mortgage loan at a fixed rate of 4.97%. The loan matures on February 11, 2027. Had the CMBS bridge facility been replaced by this mortgage loan as of December 31, 2021, the Company's Unencumbered Gross Real Estate Investments would have been approximately $1,262,031 and its Unencumbered Asset Ratio would have been approximately 67.8%.

ORION OFFICE REIT INC.
CORE FUNDS FROM OPERATIONS PER DILUTED SHARE - 2022 GUIDANCE
(Unaudited)

The Company expects its 2022 Core FFO per diluted share to be in a range between $1.66 and $1.74. This guidance assumes:
• General & Administrative Expenses: $17 million to $18 million
• Net Debt to Adjusted EBITDA: 4.7x to 5.5x

The estimated net income per diluted share is not a projection and is provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

The Company does not provide a reconciliation of Net Debt to Adjusted EBITDA guidance to the most directly comparable GAAP measure, due to the inherent difficulty and uncertainty in quantifying certain adjustments principally related to the Company’s investment in the unconsolidated joint venture.

	Low	High
Diluted net income per share attributable to common stockholders	$(0.90)	$(0.83)
Depreciation and amortization of real estate assets	2.50	2.50
Proportionate share of adjustments for unconsolidated joint venture	0.05	0.06
FFO attributable to common stockholders per diluted share	1.65	1.73
Adjustments (1)	0.01	0.01
Core FFO attributable to common stockholders per diluted share	$1.66	$1.74
_______________________________________________
(1)Includes non-routine items such as transaction and acquisition-related expenses.